As filed with the U.S. Securities and Exchange Commission on March 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIMENSION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3942159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

840 Memorial Drive, 4th Floor

Cambridge, MA 02139

(Address of Principal Executive Offices)

DIMENSION THERAPEUTICS, INC. 2015 STOCK OPTION AND INCENTIVE PLAN

DIMENSION THERAPEUTICS, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Annalisa Jenkins, M.B.B.S, F.R.C.P.

President and Chief Executive Officer

840 Memorial Drive, 4th Floor

Cambridge, MA 02139

(Name and address of agent for service)

(617) 401-0011

(Telephone number, including area code, of agent for service)

Copy to:

Kingsley L. Taft, Esq.

Caitlin L. Murray, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02110

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share	1,001,740(2)	$1.78(4)	$1,783,097.20	$206.66
Common stock, $0.0001 par value per share	250,435(3)	$1.78(4)	$445,774.30	$51.67
Total	1,252,175		$2,228,871.50	$258.33

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	Represents an automatic annual increase on January 1, 2017 to the number of shares of common stock reserved for issuance under the 2015 Stock Option and Incentive Plan (the “2015 Plan”) pursuant to the terms of the 2015 Plan. Shares available for issuance under the 2015 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 5, 2015 (Registration No. 333-207835) and May 20, 2016 (Registration No. 333-211502).
(3)	Represents an automatic annual increase on January 1, 2017 to the number of shares of common stock reserved for issuance under the 2015 Employee Stock Purchase Plan (the “2015 ESPP”) pursuant to the terms of the 2015 ESPP. Shares available for issuance under the 2015 ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 5, 2015 (Registration No. 333-207835).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $1.78, which represents the average of the high and low prices reported on the Nasdaq Global Select Market on March 8, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2015 Plan and 2015 ESPP.

The number of shares of Common Stock reserved and available for issuance under the 2015 Plan is subject to an automatic annual increase on each January 1, beginning in 2016, by an amount equal to the lesser of (i) 4.0% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (ii) such amount as determined by the Administrator (as defined in the 2015 Plan). Accordingly, on January 1, 2017, the number of shares of Common Stock reserved and available for issuance under the 2015 Plan increased by 1,001,740 shares. This Registration Statement registers these additional 1,001,740 shares of Common Stock. The additional shares are of the same class as other securities relating to the 2015 Plan for which our registration statements filed on Form S-8 (Registration Nos. 333-207835 and 333-211502) on November 5, 2015 and May 20, 2016, respectively, are effective.

The number of shares of Common Stock reserved and available for issuance under the 2015 ESPP is subject to an automatic annual increase on each January 1, beginning in 2017, by an amount equal to the lesser of (i) 256,585 shares of common stock, (ii) 1% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (iii) an amount determined by the Administrator (as defined in the 2015 ESPP). Accordingly, on January 1, 2017, the number of shares of Common Stock reserved and available for issuance under the 2015 ESPP increased by 250,435 shares. This Registration Statement registers these additional 250,435 shares of Common Stock. The additional shares are of the same class as other securities relating to the 2015 ESPP for which our registration statement filed on Form S-8 (Registration Nos. 333-207835) on November 5, 2015, is effective.

The information contained in our registration statements on Form S-8 (Registration Nos. 333-207835 and 333-211502) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 10th day of March, 2017.

DIMENSION THERAPEUTICS, INC.

By:	/s/ Annalisa Jenkins
Annalisa Jenkins, M.B.B.S, F.R.C.P.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Annalisa Jenkins, Jean Franchi and Mary Thistle as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Annalisa Jenkins Annalisa Jenkins	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2017

/s/ Jean Franchi Jean Franchi	Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2017

/s/ Alan Colowick Alan Colowick	Director	March 10, 2017

/s/ Michael Dybbs Michael Dybbs	Director	March 10, 2017

/s/ Georges Gemayel Georges Gemayel	Director	March 10, 2017

/s/ Rishi Gupta Rishi Gupta	Director	March 10, 2017

/s/ John Hohneker John Hohneker	Director	March 10, 2017

/s/ George V. Migausky George V. Migausky	Director	March 10, 2017

/s/ Arlene Morris Arlene Morris	Director	March 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of the registrant (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-206911)).

4.2	Form of Fourth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-206911)).

4.3	Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-206911)).

4.4	Amended and Restated Investors’ Rights Agreement by and among the registrant and certain of its stockholders, dated April 20, 2015 (Incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-206911)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on signature page).

99.1	2015 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-206911)).

99.2	2015 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-206911)).

*	Filed herewith.